SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 1, 1997

                         MANPOWER INC.
     (Exact name of registrant as specified in its charter)



       Wisconsin                     1-10686                  39-1672779
(State or other jurisdiction   (Commission file number)     (IRS Employer
      of incorporation)                                   Identification No.)


                    5301 North Ironwood Road
                   Milwaukee, Wisconsin 53217
            (Address of principal executive offices)



Registrant's telephone number, including area code: (414) 961-1000

Item 5.  Other Events.

     Under current French law, employers receive a tax credit from the French government on the employment taxes paid in France for certain low wage employees.
Legislation is currently pending in France which would reduce the amount of this tax credit beginning in 1998.
Manpower Inc. ("Manpower") is currently evaluating the impact of such proposed legislation and what pricing changes can be implemented. If such legislation is approved in its present form and Manpower is not able to adjust pricing to offset the increased costs resulting from the legislation, the gross margin on Manpower's French operations could be reduced 1 1/2 to 3 percentage points.

     This Form 8-K contains forward-looking statements regarding proposed legislation in France and the expected impact of such legislation on Manpower.
Manpower's actual results could differ materially from those contained in such forward-looking statements.
Factors which may cause such differences include changes in the proposed legislation, changes in pricing practices and the competitive environment in France, and factors identified in Manpower's Annual Report on Form 10-K for the year ended December 31, 1996 which factors are incorporated herein by reference.

                           SIGNATURE


     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MANPOWER INC.


Date: December 1, 1997             /s/ Michael J. Van Handel
                                   --------------------------
                                   Michael J. Van Handel
                                   Chief Accounting Officer